Hudson Pacific Properties, Inc. Announces Appointment of Patrick Whitesell
to Its Board of Directors

Los Angeles, CA, September 29, 2011 - Hudson Pacific Properties, Inc. (the “Company”) (NYSE: HPP) today announced that its Board of Directors has appointed Patrick Whitesell as a member of the Board, effective October 1, 2011.

“I am excited to welcome Patrick to the Board. His experience and expertise will make him an important contributor toward our success in the media and entertainment sector,” said Victor J. Coleman, Chairman and Chief Executive officer of Hudson Pacific Properties, Inc. “His passion for and knowledge about the entertainment industry have been leading factors in his professional growth, as well as the growth of the companies with which he has been affiliated.”

Mr. Whitesell is currently the co-chief executive of WME Entertainment. He has worked with entertainers from all walks of the entertainment industry and currently represents a number of A-list celebrities. In 2001, he became a partner at Endeavor Talent Agency, and he was a key figure in Endeavor's 2009 merger with the William Morris Agency. He began his career at InterTalent in the 1990s, where he worked his way up from the mailroom. He then moved to Creative Artists Agency, where he served as head of the talent department.

Mr. Whitesell received a Bachelor of Arts degree from Luther College.

With the addition of Mr. Whitesell, the Company's Board now includes six independent directors.

About Hudson Pacific Properties

Hudson Pacific Properties, Inc. is a full-service, vertically integrated real estate company focused on owning, operating and acquiring high-quality office properties and state-of-the-art media and entertainment properties in select growth markets primarily in Northern and Southern California. The Company's strategic investment program targets high barrier-to-entry, in-fill locations with favorable, long-term supply-demand characteristics in select target markets including Los Angeles, Orange County, San Diego, San Francisco, Silicon Valley and the East Bay. The Company's portfolio consists of approximately 4.2 million square feet. The Company has elected to be taxed and intends to operate in a manner that will allow it to qualify as a real estate investment trust, or REIT, for federal income tax purposes, commencing with the taxable year ended December 31, 2010. Hudson Pacific Properties, Inc. is a component of the Russell 2000® and the Russell 3000® indices. For additional information, visit www.hudsonpacificproperties.com.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled “Risk Factors” in the Company's final prospectus filed on April 27, 2011, and the Company's Annual Report on Form 10-K for the year ended December 31, 2010 filed with the Securities and Exchange Commission on March 24, 2011, and other risks described in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission.

Investor Contact:

Hudson Pacific Properties, Inc.
Mark Lammas
Chief Financial Officer
(310) 445-5700

or

Investor / Media Contact:

Addo Communications, Inc.
Andrew Blazier
(310) 829-5400
andrewb@addocommunications.com